Funko Reports Second Quarter 2025 Financial Results

--Company Provides Comments on H2 Outlook--
EVERETT, Wash. August 7, 2025 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the second quarter ended June 30, 2025.
Second Quarter Financial Results Summary: 2025 vs 2024
•Net sales were $193.5 million compared with $247.7 million
•Gross profit was $62.0 million, equal to gross margin of 32.1%, compared with $104.0 million, equal to gross margin of 42.0%
•SG&A expenses were $82.3 million. This compares with $77.9 million, which included a non-recurring net benefit of $1.5 million. Details related to the non-recurring charges can be found in footnotes 3 and 4 of the attached reconciliation tables
•Net loss was $41.0 million, or $0.74 per share, compared with net income of $5.4 million, or $0.10 per share
•Adjusted net loss* was $26.7 million, or $0.48 per share*, compared to adjusted net income* of $5.6 million, or $0.10 per diluted share*
•Negative adjusted EBITDA* was $16.5 million versus adjusted EBITDA* of $27.9 million

"As expected, our 2025 second quarter performance was impacted by a dynamic and uncertain tariff environment,” said Mike Lunsford, Interim Chief Executive Officer of Funko. “Looking ahead, we expect headwinds to moderate and our business to improve as a result of the actions we've taken to cut costs, diversify product sourcing and adjust prices. The team is focused on stabilizing the business, accelerating execution on growth initiatives and unlocking Funko's long-term potential."

Second Quarter 2025 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended June 30,		Period Over Period Change
	2025	2024	Dollar	Percentage
Net sales by brand category:
Core Collectible	$157,477	$186,738	$(29,261)	(15.7)%
Loungefly	31,847	41,483	(9,636)	(23.2)%
Other	4,145	19,436	(15,291)	(78.7)%
Total net sales	$193,469	$247,657	$(54,188)	(21.9)%

	Three Months Ended June 30,		Period Over Period Change
	2025	2024	Dollar	Percentage
Net sales by geography:
United States	$117,874	$163,021	$(45,147)	(27.7)%
Europe	57,784	60,382	(2,598)	(4.3)%
Other International	17,811	24,254	(6,443)	(26.6)%
Total net sales	$193,469	$247,657	$(54,188)	(21.9)%

Balance Sheet Highlights - At June 30, 2025 vs December 31, 2024
•Total cash and cash equivalents were $49.2 million at June 30, 2025 compared with $34.7 million at December 31, 2024
•Inventories were $101.3 million at June 30, 2025 up from $92.6 million at December 31, 2024
•Total debt was $256.6 million at June 30, 2025 versus $182.8 million at December 31, 2024. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and equipment finance loan.
Outlook for 2025
The Company's current outlook includes the anticipated impact of the most recent tariff rates. However, it does not account for any further tariff actions, as the impacts of such actions remain uncertain.

The Company provided comments on the following expectations regarding its outlook for the second half of 2025, as follows:
•Financial performance to improve compared with the first half;
•Net sales to be down high single-digits compared with the second half of 2024;
•Adjusted EBITDA margin to be in the mid- to high single-digits range;
•Q4 results to ramp up over Q3.
*Adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of historical adjusted net income (loss), adjusted income (loss) per diluted share, and adjusted EBITDA, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the second half of 2025 the company expects equity-based compensation of approximately $8 million, depreciation and amortization of approximately $27 million and interest expense of approximately $11 million, each of which is a reconciling item to net loss. See "Use of Non-GAAP Financial Measures" and the attached reconciliations for more information.
Conference Call and Webcast
The company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, August 7, 2025, to further discuss its first quarter results and business update. A live webcast and a replay of the event will be available on the Investor Relations section on the company’s website at investor.funko.com. The replay of the webcast will be available for one year.

Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net (loss) income, including per share amounts, adjusted EBITDA, adjusted EBITDA margin and adjusted net (loss) income margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net (loss) income, including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Funko is a leading global pop culture lifestyle brand, with a diverse collection of brands, including Funko, Loungefly, and Mondo, and an industry-leading portfolio of licenses. Funko delivers industry-defining products that span vinyl figures, micro-collectibles, fashion accessories, apparel, plush, action toys, high-end art, and music collectibles, many of which are at the forefront of the growing Kidult economy. Through these products, which include the iconic original Pop! line, Bitty Pop!, and Pop! Yourself, Funko inspires fans across the globe to express their passions, build community, and have fun. Founded in 1998 and headquartered in Washington state, Funko has offices, retail locations, operations, and licensed partnerships in major consumer geographies across the globe. Learn more at Funko.com, Loungefly.com, MondoShop.com, and follow us on TikTok, X, and Instagram.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our product offerings and strategic plan, anticipated financial results, including without limitation, equity-based compensation and financial position, our ability to continue as a going concern, the impact of and anticipated trends in the macroeconomic environment, including tariffs, on the company’s business, and actions to address the current macroeconomic environment including cutting costs, adjusting pricing, and diversifying product sourcing. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories and growth; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended, and our ability to continue as a going concern; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin and seasonal impacts; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations, including risks related to tariffs and trade restrictions; changes in effective tax rates or tax law; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; our ability to secure additional financing on favorable terms or at all; the potential for our or our third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2025 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net sales	$193,469	$247,657	$384,208	$463,356
Cost of sales (exclusive of depreciation and amortization)	131,429	143,609	245,297	273,036
Selling, general, and administrative expenses	82,259	77,897	167,066	163,492
Depreciation and amortization	14,528	15,419	29,790	30,998
Total operating expenses	228,216	236,925	442,153	467,526
(Loss) income from operations	(34,747)	10,732	(57,945)	(4,170)
Interest expense, net	4,522	5,081	8,371	11,392
Other expense (income), net	887	(557)	1,055	996
(Loss) income before income taxes	(40,156)	6,208	(67,371)	(16,558)
Income tax expense	848	789	1,692	1,689
Net (loss) income	(41,004)	5,419	(69,063)	(18,247)
Less: net (loss) income attributable to non-controlling interests	(514)	304	(985)	(699)
Net (loss) income attributable to Funko, Inc.	$(40,490)	$5,115	$(68,078)	$(17,548)

(Loss) earnings per share of Class A common stock:
Basic	$(0.74)	$0.10	$(1.26)	$(0.34)
Diluted	$(0.74)	$0.10	$(1.26)	$(0.34)
Weighted average shares of Class A common stock outstanding:
Basic	54,362	52,107	53,948	51,406
Diluted	54,362	52,605	53,948	51,406

Funko, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2025	December 31, 2024
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$49,151	$34,655
Accounts receivable, net	99,963	119,882
Inventories	101,344	92,580
Prepaid expenses and other current assets	37,315	39,942
Total current assets	287,773	287,059
Property and equipment, net	72,658	78,357
Operating lease right-of-use assets, net	51,252	52,846
Goodwill	133,989	133,652
Intangible assets, net	143,758	151,547
Other assets	5,479	3,793
Total assets	$694,909	$707,254
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$145,000	$60,000
Current portion of long-term debt	108,849	22,512
Current portion of operating lease liabilities	18,516	17,102
Accounts payable	66,514	63,130
Accrued royalties	46,396	61,362
Accrued expenses and other current liabilities	64,221	81,688
Total current liabilities	449,496	305,794
Long-term debt	2,756	100,303
Operating lease liabilities	56,103	60,390
Other long-term liabilities	4,477	4,414

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 54,530 and 52,967 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 648 and 1,430 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in-capital	351,587	343,472
Accumulated other comprehensive income (loss)	6,437	(1,676)
Accumulated deficit	(176,860)	(108,782)
Total stockholders’ equity attributable to Funko, Inc.	181,169	233,019
Non-controlling interests	908	3,334
Total stockholders’ equity	182,077	236,353
Total liabilities and stockholders’ equity	$694,909	$707,254

Funko, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2025	2024
	(In thousands)
Operating Activities
Net loss	$(69,063)	$(18,247)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	29,790	30,998
Equity-based compensation	6,377	7,100
Other, net	1,301	641
Changes in operating assets and liabilities:
Accounts receivable, net	24,572	8,385
Inventories	(5,761)	10,102
Prepaid expenses and other assets	5,529	28,599
Accounts payable	3,207	10,528
Accrued royalties	(14,967)	(2,325)
Accrued expenses and other liabilities	(25,427)	(15,386)
Net cash (used in) provided by operating activities	(44,442)	60,395

Investing Activities
Purchases of property and equipment	(16,211)	(13,261)
Sale of Funko Games inventory and certain intellectual property	—	6,754
Other, net	970	518
Net cash used in investing activities	(15,241)	(5,989)

Financing Activities
Borrowings on line of credit	85,000	—
Payments on line of credit	—	(30,500)
Payments of long-term debt	(11,530)	(19,644)
Other, net	193	859
Net cash provided by (used in) financing activities	73,663	(49,285)

Effect of exchange rates on cash and cash equivalents	516	(23)

Net change in cash and cash equivalents	14,496	5,098
Cash and cash equivalents at beginning of period	34,655	36,453
Cash and cash equivalents at end of period	$49,151	$41,551

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net (loss) income, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net (loss) income attributable to Funko, Inc.	$(40,490)	$5,115	$(68,078)	$(17,548)
Reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(514)	304	(985)	(699)
Equity-based compensation (2)	3,112	3,276	6,377	7,100
Acquisition costs and other expenses (3)	—	(1,605)	—	1,579
Certain severance, relocation and related costs (4)	—	101	—	1,967
Foreign currency transaction loss (gain) (5)	1,463	(563)	1,639	1,013
Income tax expense (benefit) (6)	9,743	(1,065)	16,531	2,914
Adjusted net (loss) income	$(26,686)	$5,563	$(44,516)	$(3,674)
Adjusted net (loss) income margin (7)	(13.8)%	2.2%	(11.6)%	(0.8)%
Weighted-average shares of Class A common stock outstanding - basic	54,362	52,107	53,948	51,406
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	749	2,473	907	2,350
Adjusted weighted-average shares of Class A stock outstanding - diluted	55,111	54,580	54,855	53,756
Adjusted (loss) earnings per diluted share	$(0.48)	$0.10	$(0.81)	$(0.07)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(amounts in thousands)
Net (loss) income	$(41,004)	$5,419	$(69,063)	$(18,247)
Interest expense, net	4,522	5,081	8,371	11,392
Income tax expense	848	789	1,692	1,689
Depreciation and amortization	14,528	15,419	29,790	30,998
EBITDA	$(21,106)	$26,708	$(29,210)	$25,832
Adjustments:
Equity-based compensation (2)	3,112	3,276	6,377	7,100
Acquisition costs and other expenses (3)	—	(1,605)	—	1,579
Certain severance, relocation and related costs (4)	—	101	—	1,967
Foreign currency transaction loss (gain) (5)	1,463	(563)	1,639	1,013
Adjusted EBITDA	$(16,531)	$27,917	$(21,194)	$37,491
Adjusted EBITDA margin (8)	(8.5)%	11.3%	(5.5)%	8.1%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)
For the three months ended June 30, 2024, includes a net one-time legal settlement gain of $1.4 million related to a previously disclosed Loungefly customs-related matter. For the six months ended June 30, 2024, also includes $3.2 million related to contract settlement agreements and related services for assets held for sale (including fair market value adjustments of $135,000) related to a potential business initiative and the sale of certain assets under Funko Games.

(4)	For the three and months ended June 30, 2024, includes charges related to severance and benefit costs related to certain management departures.
(5)
Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.

(6)	Represents the income tax expense (benefit) effect of the above adjustments including net (loss) income. This adjustment uses an effective tax rate of 25% for all periods presented.
(7)	Adjusted net (loss) income margin is calculated as adjusted net loss as a percentage of net sales.
(8)	Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of net sales.